EXHIBIT 23.2

TBPE REGISTERED ENGINEERING FIRM F-1580		FAX (713) 651-0849
1100 LOUISIANA SUITE 4600	HOUSTON, TEXAS 77002-5294	TELEPHONE (713) 651-9191

June 21, 2021

Mr. Paul Tooms

Kosmos Energy, LLC

8176 Park Lane, Suite 500

Dallas, Texas 75231

We hereby consent to (1) the reference of our firm and to the use of our reports of the Greater Jubilee, TEN, Ceiba, Okume, and Gulf of Mexico Project Areas effective December 31, 2020 and dated January 22, 2021, in the Kosmos Energy Ltd. Annual Report on Form 10-K for the year ended December 31, 2020, filed with the U.S. Securities Exchange Commission on February 23, 2021, incorporated by reference in this Form S-3 Registration Statement of Kosmos Energy Ltd. and (2) the reference to us under the heading "Experts" in this Form S-3 Registration Statement and the Prospectus to which the Registration Statement is related to be filed with the U.S. Securities and Exchange Commission on or about June 21, 2021.

/s/ RYDER SCOTT COMPANY, L.P.

RYDER SCOTT COMPANY, L.P.
TBPE Firm Registration No. F-1580

SUITE 2800, 350 7TH AVENUE, S.W.	CALGARY, ALBERTA T2P 3N9	TEL (403) 262-2799
633 17TH STREET, SUITE 1700	DENVER, COLORADO 80202	TEL (303) 339-8110